UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously disclosed, on April 14, 2025, Intel Corporation (“Intel”), Intel Americas, Inc., Altera Corporation, (the “Company”), and SLP VII Gryphon Aggregator, L.P. (the “Purchaser”) (collectively, the “Parties”), entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Intel agreed to sell a majority interest in its Altera business operated by the Company to the Purchaser (the "Transaction"). On August 11, 2025, the Parties entered into Amendment No. 1 to the Transaction Agreement (“Amendment No. 1”), which, among other things, amended the following aspects of the Transaction Agreement:

•Purchase Price Calculations: Amendment No. 1 includes various technical changes to the purchase price calculation definitions, which changes are not expected to materially impact the net cash proceeds to Intel from the transaction.

•Closing Date: Amendment No. 1 also provides that the closing of the transaction contemplated by the Transaction Agreement (the “Closing”) shall not occur prior to September 12, 2025, without the prior written consent of each of the Parties, and extends the initial date by which the Closing must occur from August 12, 2025, to September 13, 2025.

Forward-Looking Statements

This report contains forward-looking statements as to Intel’s expectations regarding Amendment No. 1, including the expected impacts of the changes to the purchase price calculation. Such statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including:

•the risk that the Transaction may not be completed in a timely manner or at all, including as a result of a failure to receive regulatory approvals;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction;
•the risk that the expected benefits of the Transaction, including as a result of the increased independence of the Altera business, may not be realized;
•the risk of future loss of business with the Altera business by Intel as a result of the sale of a controlling interest in the Altera business;
•disputes or potential litigation related to the Transaction or the ownership, control and operation of the Altera business, including as it relates to Intel;
•unanticipated costs related to the Transaction or the Altera business that may be incurred;
•risks as to the retention of key personnel and customers of the Altera business;
•risks related to the diversion of management’s attention during the pendency of the Transaction;
•potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;
•changes in demand for the Altera business’ semiconductor products;
•the high level of competition and rapid technological change in the semiconductor industry; and
•other risks and uncertainties described in Intel’s 2024 Form 10-K, Q1 2025 Form 10-Q, Q2 2025 Form 10-Q and other filings with the SEC.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this report are based on management’s expectations as of the date of this report, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this report:

Exhibit Number	Description
10.1	Amendment No. 1 to Transaction Agreement, dated August 11, by and among Intel Corporation, Intel Americas, Inc., Altera Corporation, and SLP VII Gryphon Aggregator, L.P.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	August 14, 2025	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer